Sarbanes-Oxley Code of Ethics for Principal Executive, Financial and Accounting Officers
Most Recently Revised:  February 5, 2020

Background
In accordance with the Sarbanes-Oxley Act of 2002 (the “SOX Act”) and the rules promulgated thereunder by the SEC, a RIC is required to file, on a semi-annual basis, a report on Form N-CSR in which the RIC must disclose whether it has adopted, for the purposes set forth below, a code of ethics applicable to certain of its officers.
Such a code of ethics will govern the conduct of a RIC’s principal executive officer, the principal financial officer, the principal accounting officer or controller or persons performing similar functions (each a “Covered Officer” and collectively, “Covered Officers”), regardless of whether such persons are employed by the RIC or a third party for the purpose of promoting:
o

Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
o

Full, fair, accurate, timely, and understandable disclosure in reports and documents that a RIC files with, or submits to, the SEC and in other public communications by the RIC;
o

Compliance with applicable governmental laws, rules and regulations;
o

The prompt internal reporting of violations of the code of ethics to the appropriate persons as set forth in the code of ethics; and
o

Accountability for adherence to the code of ethics.
o

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest. All Covered Officers must become familiar and fully comply with the code of ethics.
Policies and Procedures
Conflicts of Interest
A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or his or her service to, the Funds. For example, a conflict of interest would arise if a Covered Officer receives improper personal benefits as a result of his or her position with the Funds.

Certain conflicts of interest may arise out of the relationships between Covered Officers and the Funds and already are subject to conflict of interest provisions in the
IC Act
and the Advisers Act. For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Funds because of their status as “affiliated persons” of a Fund. Each Fund and certain of its Service Providers’ compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This code of ethics does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside the parameters of this code of ethics. Rather, this code of ethics (the “SOX Code”) is intended to address the Covered Officers’ obligations under the SOX Act.
Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Funds and their investment adviser, principal underwriter, or administrator (each an “Employer”) of which the Covered Officers may be officers or employees. As a result, this SOX Code recognizes that the Covered Officers will, in the normal course of their duties (whether for the Funds or an Employer), be involved in establishing policies and implementing decisions that will have different effects on the Employer and the Funds. The participation of the Covered Officers in such activities is inherent in the contractual relationships between the Funds and the Employers and is consistent with the performance by the Covered Officers of their duties as officers of the Funds. Thus, if performed in conformity with the provisions of the IC Act and the Advisers Act, such activities normally will be deemed to have been handled ethically. In addition, it is recognized by the Board that the Covered Officers may also be officers or employees of one or more other investment companies covered by this SOX Code or other codes of ethics.

Other conflicts of interest are covered by the SOX Code, even if such conflicts of interest are not subject to provisions in the IC Act and the Advisers Act.
While it is impossible to describe all conflicts that may arise, a conflict should be considered to exist whenever a Covered Officer participates, directly or indirectly, in any material investment, interest, association, activity or relationship that a reasonable observer would view as likely to impair the Covered Officer’s objectivity. Disclosure of conflicts should be made to the CCO or other appropriate senior executive or to a member of the Board. Covered Officers that are unsure whether a particular fact pattern gives rise to a conflict of interest or whether a particular transaction or relationship is “material” should bring such matter to the attention of the CCO.
Disclosure Documents and Compliance
Covered Officers must not knowingly make any misrepresentations regarding the Funds’ financial statements or any facts in the preparation of the Funds’ financial statements, and must comply with all applicable laws, standards, principles, guidelines, rules and regulations in the preparation of the Funds’ financial statements. This section is intended to prohibit an officer from knowingly:

  Making, or permitting or directing another to make, materially false or misleading entries in the Funds’ financial statements or records;

  Failing to correct the Funds’ financial statements or records that are materially false or misleading when he or she has the authority to record an entry; and

  Signing, or permitting or directing another to sign, a document containing materially false or misleading financial information.

Each Covered Officer:

  Should familiarize himself or herself with the disclosure requirements generally applicable to the Funds;

  Should not knowingly misrepresent, or cause others to misrepresent, facts about the Funds to others, including to the Board, auditors, governmental regulators or self-regulatory organizations;

  Should promote full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Funds; and

  Has the responsibility to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.
Reporting of Violations and Sanctions
Covered Officers should promptly report any conduct or actions by themselves or another Covered Officer that do not comply or otherwise violate this SOX Code to the CCO. The CCO is charged with investigating any allegation and will report his or her findings and recommendations to the Board’s Audit Committee. If the Audit Committee concludes that the Covered Officer has violated this SOX Code, it may impose appropriate sanctions, including:

  A reprimand;
  Disgorgement of any profit or restitution of any loss;
  Imposition of additional controls and procedures;
  Suspension;
  Termination; and
  Any other measure that the Audit Committee may decide is appropriate under the circumstances, including notifying regulatory authorities.

Any matter that the Audit Committee believes is a material violation will be promptly reported to the Board.

A Covered Officer must not retaliate against any other Covered Officer or any employee or agent of an affiliated person of the Funds for good faith reports of potential violations.
Accountability of Covered Officers
Each Covered Officer must:

  Upon adoption of the SOX Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he or she has received, read, and understands the SOX Code; and

  Annually thereafter affirm to the Board that he or she has complied with the requirements of the SOX Code.
Other Policies and Procedures
This SOX Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the SOX Act and the rules and forms applicable to RICs thereunder. Insofar as other policies or procedures of the Funds, the Employers or other Service Providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this SOX Code, they are superseded by this SOX Code to the extent that they overlap or conflict with the provisions of this SOX Code. The Funds and any Employer code of ethics under Rule 17j-1 under the IC Act are separate requirements applying to the Covered Officers and others, and are not part of this SOX Code.
Amendments
The Board may from time to time amend this SOX Code or adopt such interpretations of this SOX Code as they deem appropriate. Any amendments to this SOX Code will be provided to the Covered Officers.
Internal Use and Confidentiality
All reports and records prepared or maintained pursuant to this SOX Code shall be treated as confidential and shall not be disclosed to anyone other than the Board, the Covered Officers and Fund Counsel, except as otherwise requested in accordance with applicable law.

The SOX Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of the Funds, as to any fact, circumstance, or legal conclusion.

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